WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE>    5
<LEGEND>    March 31, 2000 Financial Statement is from an audited financial statement.
September 30, 2000 Financial Statement is unaudited.
<MULTIPLIER>    1
<CURRENCY>    U.S.DOLLARS

<PERIOD-TYPE>                                          6-MOS                          YEAR                         6-MOS
                   6-MOS
<PERIOD-START>                                   Apr-01-2000                   Apr-01-1999                   Apr-01-2000
             Apr-01-1999
<FISCAL-YEAR-END>                                Mar-31-2001                   Mar-31-2000                   Mar-31-2001
             Mar-31-2000
<PERIOD-END>                                     Sep-30-2000                   Mar-31-2000                   Sep-30-2000
             Sep-30-1999
<EXCHANGE-RATE>                                            1                             1                             1
                       1
<CASH>                                               142,786<F2>                   372,620<F1>                         0
                       0
<SECURITIES>                                               0                             0                             0
                       0
<RECEIVABLES>                                        275,218                       275,162                             0
                       0
<ALLOWANCES>                                               0                             0                             0
                       0
<INVENTORY>                                        1,479,466<F5>                 1,767,916<F6>                         0
                       0
<CURRENT-ASSETS>                                   1,897,470                     2,415,698                             0
                       0
<PP&E>                                            30,725,753                    29,754,422                             0
                       0
<DEPRECIATION>                                     2,444,110                     2,313,919                             0
                       0
<TOTAL-ASSETS>                                    30,179,113                    29,856,201                             0
                       0
<CURRENT-LIABILITIES>                             10,841,425<F3>                10,231,272<F4>                         0
                       0
<BONDS>                                                    0                             0                             0
                       0
<PREFERRED-MANDATORY>                                      0                             0                             0
                       0
<PREFERRED>                                                0                             0                             0
                       0
<COMMON>                                           1,348,893                     1,388,893                             0
                       0
<OTHER-SE>                                        17,988,795                    18,236,036                             0
                       0
<TOTAL-LIABILITY-AND-EQUITY>                      30,179,113                    29,856,201                             0
                       0
<SALES>                                                    0                             0                        50,709
                 370,397
<TOTAL-REVENUES>                                           0                             0                        53,969
                 437,641
<CGS>                                                      0                             0                        67,760
                 562,965
<TOTAL-COSTS>                                              0                             0                        67,760
                 562,965
<OTHER-EXPENSES>                                           0                             0                             0
                       0
<LOSS-PROVISION>                                           0                             0                             0
                       0
<INTEREST-EXPENSE>                                         0                             0                             0
                       0
<INCOME-PRETAX>                                            0                             0                      (13,791)
               (125,324)
<INCOME-TAX>                                               0                             0                             0
                       0
<INCOME-CONTINUING>                                        0                             0                             0
                       0
<DISCONTINUED>                                             0                             0                             0
                       0
<EXTRAORDINARY>                                            0                             0                             0
                       0
<CHANGES>                                                  0                             0                             0
                       0
<NET-INCOME>                                               0                             0                      (13,791)
               (125,324)
<EPS-BASIC>                                                0                             0                       (0.001)
                 (0.011)
<EPS-DILUTED>                                              0                             0                       (0.001)
                 (0.009)

<F1> Cash includes deposits and prepaid items.

<F2> Cash includes deposits and prepaid items.
<F3> Most of the C-L consists of obligations that could be construed as long-term debt.
<F4> Most of the C-L consists of obligations that could be construed as long-term debt.
<F5> Inventory includes inventory, investments and real estate held for sale.
<F6> Inventory includes inventory, investments and real estate held for sale.

